EMPLOYMENT AGREEMENT
                            UNIVERCELL HOLDINGS, INC.

This EMPLOYMENT AGREEMENT (the "Agreement") is made as of January 1, 2002 (the "Effective Date"), by and between UNIVERCELL HOLDINGS, INC. (together with its subsidiaries and affiliates, the "Company"), a Florida corporation with its principal place of business at 1 Randall Avenue, Baltimore, Maryland 21208, and SEAN Y. FULDA, an individual residing at 3710 Clarinth Road, Baltimore, Maryland 21215, (the "Employee"). In consideration of the mutual promises and covenants set forth in this Agreement, the Company and the Employee agree as follows:

     1. TERM AND DUTIES. This Agreement shall be effective as of the Effective Date and continue for a continuous five-year period after the Effective Date (the "Term"), unless earlier amended or terminated in accordance with this Agreement. The Employee's job title and specific job responsibilities ("Services") are set forth in EXHIBIT A, which is attached to and incorporated into this Agreement.

     2. COMPENSATION, BENEFITS AND EXPENSES. In exchange for the Employee's Services hereunder, the Employee shall be paid an annual salary, as set forth in EXHIBIT A (the "Base Salary"), in a manner consistent with the Company's standard payroll practices. Bonuses, if any, for the years 2002 through 2006 shall be provided at the Company's sole discretion, as determined by the Company's Board of Directors, acting through its compensation committee, which shall be independent of the Board of Directors. With the consent of the Employee, the Employee's right to receive a bonus under this Agreement shall be replaced with a written executive incentive bonus plan as adopted by the Company's Board of Directors. The Employee shall be entitled to participate in benefit plans (other than bonus plans) generally made available by the Company, which can be changed by the Company at any time without notice. Vacation time, personal days and sick time may be taken by the Employee in accordance with the Company's then-current policy. To receive reimbursement of business-related expenses, the Employee must submit to the Company all appropriate documentation evidencing such expenses prior to reimbursement.

     3.   NON-COMPETITION AND NON-SOLICITATION.

     A. The term "Competitor" as used in this Agreement shall mean any person or business entity engaged in or about to become engaged in the production, licensing, sale or marketing of any product or service or planned business of the Company which is similar to or directly competitive with the Company's products or services, or any product or service under development by the Company, with which the Employee has been directly involved, has had reasonable access to, or has reason to know about, as a result of his work with the Company at any time during the term of his employment with the Company.

     B. As a material inducement to the Company to enter into this Agreement, the Employee covenants and agrees that without the Company's prior written consent, during the Employee's employment with the Company and for a period of twelve (12) months following the termination, for any reason, of such employment, the Employee shall not enter the employ of any Competitor, nor engage during such period, directly or indirectly, as principal, agent, officer, employee or otherwise, anywhere in the United States or in any geographic area where the

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Company markets its products and services, in any actions which would conflict with the best interests of the Company, or any actions to solicit, divert or take away any customer, supplier or partner of the Company, or provide services to (other than on the Company's behalf), or assist in any manner any Competitor, or otherwise compete with the Company in the production, licensing, sale or marketing of any products or services competitive with the products and services developed, marketed or under development by the Company during the Term hereunder.

     C. The foregoing does not limit the Employee's right to invest in entities traded on any public market or offered by any national brokerage house provided that the Employee's interest in any such entity does not exceed two percent (2%) of the voting control of such entity.

     D. The Employee acknowledges and agrees that all of the Company's products and services, whether existing, under development or incomplete, are or are intended to be marketed and licensed to customers worldwide. The Employee further acknowledges and agrees that his obligations related to non-competition will not impair him from becoming gainfully employed, or otherwise earning a livelihood following the termination of this Agreement. The Employee agrees that this provision shall survive any termination of the Term or this Agreement.

     E. During the Term and for twelve (12) months thereafter, the Employee shall not (i) directly or indirectly solicit, divert or take away any Company customers, suppliers or partners, or provide services to, or assist in any manner any Competitor, or otherwise compete with the Company in the production, licensing, sale or marketing of any products or services competitive with the Company's products and services, whether existing or under development, at the time of the termination of this Agreement; (ii) solicit, induce, attempt to hire, or hire any person who was an employee or contractor of the Company during the Term or during the subsequent twelve-month period; (iii) assist or encourage such person to terminate his position with the Company. The Employee agrees that this provision shall survive any termination of the Term or this Agreement.

     4. CONFIDENTIALITY. At no time while the Company is actively pursuing its business, either during the Term or thereafter, shall the Employee disclose to sources outside the Company, any technical or business information which the Employee has learned or developed during the course of his employment hereunder ("Confidential Information"). Such Confidential Information includes, without limitation, in any form or medium in any way perceived: trade secrets, inventions, art, drawings, schematics, technical or scientific data, files, documentation, diagrams, specifications, know-how, processes, product criteria, research and development records and materials, source code and object code (including the structure, sequence, and organization thereof), lists of any type, databases, test results and samples, marketing techniques and materials, marketing, business and development plans and proposals, reproductions, notes, reports, pricing data, data storage devices, information relating to customers, vendors and partners, financial information, and information on operational methods that may come to the Employee's knowledge. The Employee will use his best efforts to safeguard, protect and prevent, the disclosure, including any unauthorized use, sale, license or exploitation or any inadvertent or accidental exposure, to any outside parties of such Confidential Information. The Employee's duty to maintain such Confidential Information in confidence hereunder shall survive the termination of this Agreement, except to the extent that any such Confidential

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Information becomes generally known in the industry through no direct or indirect fault of the Employee. The Employee agrees that this provision shall survive any termination of the Term or this Agreement.

     5.   TERMINATION.

     A. The Company may immediately terminate the Term and this Agreement upon the bankruptcy, death or permanent disability of the Employee.

     B. If the Employee defaults in the performance of any material provision of this Agreement, unless there has previously occurred a material default by the Company (including any default in payment that has not been cured), the Company may give the Employee written notice of the circumstances of such material breach, and if such breach is not remedied within thirty (30) days after such notice, the Term and this Agreement shall be terminable immediately upon notice by the Company to the Employee.

     C. The Company may terminate the Term and this Agreement immediately and without prior notice for "Cause," which shall mean the Employee's (i) acts of dishonesty, disloyalty, moral turpitude, criminal or other illegal conduct taking place during or as the result of the Employee's performance of Services (as defined on EXHIBIT A hereto) for the Company or (ii) failure or refusal to perform any Services, duties or obligations hereunder, whether as a result of misfeasance, nonfeasance, negligence or any other action deemed to be the Employee's direct or indirect fault.

     D. If this Agreement and the Term are terminated by the Company for any reason set forth in Sections 5(A) through (C) above, then the Company shall pay the Employee through the actual date of termination and the Term shall terminate as of the actual date of termination. If this Agreement is terminated by the Company for any reason other than those set forth in Sections 5(A) through (C) above, then the Company shall pay the Employee the Base Salary from the date of notice of termination through the end of the Term at such times and in such amounts as if the Employee shall have remained in the Company's employment under this Agreement without giving effect to early termination. In addition, the Employee shall be entitled to receive a bonus for the year in which such termination has occurred, and for all subsequent years of the Term, that equals the bonus paid in the year prior to the year in which such termination has occurred.

Notwithstanding the foregoing, at all times after termination the Employee shall have the affirmative duty to seek other employment of comparable stature and with comparable base and salary compensation and otherwise to attempt to mitigate his right to payment, and the foregoing payments of Base Salary and bonus shall decrease if and to the extent that the Employee obtains other comparable employment or provides his comparable services as a consultant or sole proprietor or partner, by the amount of compensation payable thereunder in respect of services provided to or provided by the Employee during the time period prior to the termination of the Term (without giving effect to early termination). The provisions of this Section 5(D) are the exclusive provisions that will apply if a court or arbitrator should determine that the Company's termination of the Employee's employment was without Cause or was by reason of a material breach by the Company of any of its material obligations under this Agreement.

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     E.   If the Company defaults in the performance of any material provision of this Agreement requiring payment of any amount to the Employee, without a previous incurred material default by the Employee, the Employee may give the Company written notice of the circumstances of such material breach, and if such breach is not remedied within seven (7) days of such notice, this Agreement shall be terminable immediately upon notice by the Employee to the Company; PROVIDED, that, the Employee may, in his sole discretion, subsequent to any such alleged breach but prior to the termination of this Agreement, suspend all Services until such material breach has been remedied. If the Employee shall terminate this Agreement as provided in this Section 5(E), the Company shall be obligated to make those payments to the Employee that it would be obligated to make pursuant to Section 5(D) above had the Company terminated this Agreement for any reason other than those set forth in Sections 5(A) through (C) above, subject to the Employee's obligation to mitigate as set forth therein.

          6. RETURN OF COMPANY PROPERTY. Upon termination of this Agreement for any reason, the Employee shall return to the Company within ten (10) business days from the termination date:

          A. all records, materials, equipment, drawings and documents which are owned, leased or licensed by the Company; and

          B. any data of any nature pertaining to or incorporating any Confidential Information of the Company, including any copies thereof, regardless of whether the Company or the Employee created such data.

The Employee agrees that this provision shall survive any termination of the Term or this Agreement.

          7.   WORK PRODUCT.

          A. DEFINITION. During the Term, the Employee will promptly disclose in confidence to the Company, whether completed or not, in all media or forms of expression, all inventions, improvements, designs, documentation, data, reports, designs, techniques, methodologies, processes, programs, Internet/e-commerce products and services, databases, and trade secrets, and any other materials or information that the Employee creates, conceives, produces or first reduces to practice, either alone or jointly with others, during his employment hereunder, whether or not in the course of such employment, and whether or not such works are protectable in any way under any applicable intellectual property law ("Work Product").

          B. WORK MADE FOR HIRE. The Employee acknowledges and agrees that any Work Product, as defined hereunder, shall vest in the Company and constitute the Company's exclusive property, with the Company having the right to obtain and hold in its own name, all copyrights, registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. The Employee agrees that all Work Product has been specially commissioned by the Company, be deemed to be a "work made for hire" (as defined in the U.S. Copyright Act of 1976, as amended), and created in the course of the Services rendered hereunder. The Employee waives any and all paternity, integrity, moral or any other similar

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rights, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right," that the Employee may have now, or in the future, in and to the Work Product. To the extent that title to any Work Product may not, by operation of law, vest in the Company, or the Work Product may not be considered a work made for hire, the Employee irrevocably assigns and transfers to the Company, in perpetuity, all of the Employee's worldwide rights, title and interest in and to the Work Product, whether such rights are vested or contingent, including, but not limited to, all copyrights, patents, trade secrets, trademarks and any other proprietary rights therein. The Employee agrees that this provision shall survive any termination of the Term or this Agreement.

     C. FURTHER ASSISTANCE. Upon the Company's reasonable request, the Employee shall assist the Company in undertaking all such further acts and executing all such further assignments, documents and instruments in order to obtain, perfect, provide evidence of or protect the Company's rights hereunder. If the Employee fails to do so within five (5) business days of receiving the Company's written notice regarding such request, the Employee appoints the Company to execute such documents and instruments in the Employee's name and on its behalf as its duly authorized attorney, and this appointment shall be irrevocable and be deemed a power coupled with an interest.

     D. INFORMATION DISCLOSED REMAINS PROPERTY OF COMPANY. The Employee agrees and acknowledges that all ideas, concepts, information and written material disclosed to him by the Company, or acquired from any of the Company's customers, suppliers, affiliates or partners are and shall remain the sole and exclusive property and Confidential Information of the Company or such third parties, and are disclosed in confidence by the Company or permitted to be acquired from such third parties in reliance on the Employee's agreement to maintain such information in confidence and not to use or disclose them to any other party except in furtherance of the Company's legitimate business interests.

     8. INJUNCTIVE RELIEF. The Employee acknowledges that his obligations regarding non-competition, non-solicitation, Confidential Information and any intellectual property rights hereunder have a unique, very substantial and immeasurable value to the Company, and breach of such obligations would cause irreparable harm and unascertainable damages to the Company, entitling it to seek injunctive relief and any other available remedies, including reasonable attorney's fees and costs, without posting a bond or security or proving damages.

     9.   MISCELLANEOUS.

     A. NOTICE. Any notice required or permitted hereunder shall be validly and effectively given only if (i) personally delivered to the other party, (ii) sent by first class certified mail, return receipt requested, and postage prepaid, or (iii) delivered via a nationally recognized global delivery service (i.e. Federal Express, United Parcel Service) to the address of the respective party indicated in this Agreement (or to such other address as shall be advised by either party to the other in writing).

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     B.   ENTIRE AGREEMENT; NO MODIFICATIONS. This Agreement embodies the entire agreement and understanding of the parties, and supersedes all prior or contemporaneous written or oral communications or agreements between the parties regarding the subject matter hereof. No amendments or additions to this Agreement will be binding unless in writing and signed by both parties. This Agreement shall be binding on and inure to the benefit of the parties and their respective legal representatives, successors and assigns.

     C. WAIVER; SEVERABILITY. If any provision hereunder is held to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force without being impaired or invalidated in any way. Either party's waiver of a breach of any provision hereunder shall not operate or be interpreted as a waiver of any other or subsequent breach, unless in writing and signed by both parties.

     D. NON-ASSIGNABILITY. The Employee shall not assign or transfer in whole or in part his rights, obligations or interests arising from this Agreement without the Company's prior written consent. Any such attempt shall be deemed void and may be construed as a material breach of this Agreement.

     E. FORCE MAJEURE. Either party's failure to perform any obligation arising under or in connection with this Agreement shall be excused, if such failure shall have been caused by any act or circumstance beyond such party's reasonable control, including without limitation, any act of God, fire, flood, explosion, failure of equipment, court order or governmental interference, civil commotion, riot, war, strike, transportation difficulties or labor shortages, etc.

     F. SURVIVAL. The termination of this Agreement for any reason shall not terminate the obligations or liabilities of the parties under the terms and conditions of this Agreement regarding the Company's right to repurchase the Employee's Units, confidentiality, payment, warranties, liabilities, proprietary rights, and all others that by their sense and context are intended to survive the execution, delivery, performance, termination and expiration of this Agreement. Such obligations and liabilities shall survive and continue in effect after such termination.

     G. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of Maryland without giving effect to the choice of law or conflict of law provisions thereof. The courts of Maryland shall have exclusive jurisdiction over any matter arising under it (except that injunctive relief may be sought by the Company in any court having jurisdiction). The prevailing party in any action related to the interpretation, performance or breach of any provision of this Agreement shall be entitled to be reimbursed for any and all reasonable attorney's fees, costs and expenses incurred in pursuing such remedy hereunder.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the
Effective Date.

UNIVERCELL HOLDINGS, INC                           EMPLOYEE
-----------------------------                      -----------------------------
[Signature]                                        [Signature]

By: /s/ Sean Y. Fulda, CEO                         By: /s/ Sean Y. Fulda
   --------------------------                         --------------------------
[Full name and Title]                                 Sean Y. Fulda


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                                    EXHIBIT A

                       DESCRIPTION OF EMPLOYMENT SERVICES

                              EMPLOYMENT AGREEMENT
               between UniverCell Holdings, Inc. and Sean Y. Fulda
                         Effective Date: January 1, 2002


JOB TITLE:

Chief Executive Officer, President, Chairman of the Board of Directors



SPECIFIC JOB RESPONSIBILITIES ("SERVICES"):

Mr. Fulda manages the strategy, implementation, development, marketing and funding of the Company's business and its operations. His responsibilities include, but are not limited to, hiring, financial relationship and business model development.



BASE SALARY:

                         YEAR                  BASE SALARY
                         ----                  -----------
                         2002                      $75,000
                         2003                     $125,000
                         2004                     $140,000
                         2005                     $160,000
                         2006                     $180,000

Base Salary figures are exclusive of any other benefits provided to the Employee by the Company.


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